Exhibit 10(ii)(ii)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Salaried Retirement Plan, as amended and restated Effective January 1, 2017 (the “Plan”);
WHEREAS, pursuant to Section 10.01 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation desires to amend the Plan to reflect the termination of a certain contractual agreement between ITT Corporation and Rayonier Inc. (a spin-off of ITT Corporation) by which certain participants employed by Rayonier Inc. were entitled to special service credit and compensation treatment under the Plan; and
WHEREAS, the Committee has determined that the above-described amendment is not material.
NOW, THEREFORE, BE IT RESOLVED, that section 2 of Appendix B of the Plan hereby is amended to delete in its entirety the final sentence of the first paragraph thereof and to add thereto the following new sentence at the end of section 2:
The provisions of this section 2 with respect to Rayonier employment shall apply until the earlier of (i) the date such person retires or terminates his Rayonier, Inc. employment and (ii) (A) in the case of the recognition of Eligibility Service under this section 2, December 31, 2017 and (B) in the case of the recognition of Compensation under this section 2, December 31, 2016 (i.e., the date that, except as provided in Appendix G, compensation for all Plan purposes was frozen and all benefit accruals under the Plan (including under all appendices to the Plan except Appendix G) ceased (to the extent that such accrual had not earlier ceased under Plan provisions)).

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 26th day of July, 2017.
/s/ James P. Girard
James P Girard, Chairperson